Exhibit 99.1

FOR IMMEDIATE RELEASE
November 15, 2006
For further information please contact:

James R. Heslop, 2nd	Glenn E. Aidt
Executive Vice President/COO	President and CEO
Middlefield Banc Corp.	Emerald Bank
(440) 632-3219	(614) 793-4631
FOR IMMEDIATE RELEASE
Middlefield Banc Corp. to Acquire Emerald Bank
Middlefield, Ohio – Middlefield Banc Corp. (Pink Sheet: MBCN), parent company of The Middlefield Banking Company, and Emerald Bank of Dublin, Ohio, today announced a definitive agreement for the acquisition of Emerald Bank by Middlefield Banc. Corp. in a cash and stock transaction currently valued at $7.3 million.
The transaction has been approved by the boards of directors of both companies. Under terms of the agreement, shareholders of Emerald Bank will have the right to elect to receive cash, shares of Middlefield Banc Corp., or a combination thereof, subject to pro-ration if either cash or stock is oversubscribed, based upon an election process to occur prior to closing. Cash consideration of $3.65 million is valued at $10.00 per Emerald Bank share and stock consideration of $3.65 million will also be set to give a value of $10.00 per Emerald Bank share based on the average market price of Middlefield Banc Corp. for the 20 trading days just prior to the completion of the acquisition. The agreement further provides that, in the aggregate, 50% of the Emerald Bank shares will be exchanged for Middlefield Banc Corp. common stock, with the remainder exchanged for cash. Emerald Bank stock options, which are outstanding at closing of the transaction, will be converted to Middlefield stock options.
Emerald Bank had total assets of $39.0 million, deposits of $29.9 million, loans of $29.4 million and stockholders’ equity of $5.4 million as of October 31, 2006. Founded in 2004, Emerald Bank presently operates one full-service banking office in Dublin, Ohio.

Thomas G. Caldwell, Middlefield’s President and Chief Executive Officer, commented, “We are excited that Emerald Bank has decided to partner with us. The Dublin, Ohio market is one of the most robust in the state, and nicely complements our existing northeastern Ohio franchise. The strong community focused customer service attitude of the Emerald staff makes this an excellent fit with our long-term strategy.”
Caldwell continued, “While the Columbus market is dominated by large regional and super-regional banks, there are not many community banks such as ours. We anticipate adding additional commercial bankers over the next year to effectively serve the needs of consumers and small businesses in Emerald Bank’s market.”
Glenn E. Aidt, President and Chief Executive Officer of Emerald Bank, stated, “While we have had great receptivity in the community for our personalized banking services, it is challenging for a bank of our size to effectively serve the needs of our potential customers. As an affiliate of a larger community bank, we will have a significantly larger lending limit, as well as additional products and services to offer Emerald Bank’s customers. Also, our employees will have additional opportunities as part of a larger organization.”
Tom W. Davis, Chairman of the Board of Emerald, commented, “From a shareholder standpoint, we believe that this is a favorable transaction. Emerald Bank shareholders will have far greater liquidity and a nice dividend going forward. Also, Middlefield Banc Corp. has been one of the top-performing community banks in Ohio in recent years, so we believe that there will be potential for future stock appreciation.”
It is anticipated that the merger will close in the 2nd quarter of 2007 and is conditioned upon receiving the requisite regulatory approvals and Emerald Bank shareholder approval. In connection with the merger, Emerald Bank will operate as a separate banking subsidiary of Middlefield under the Emerald Bank name, employing a commercial bank charter.
Ryan Beck & Co. served as exclusive financial advisor to Emerald Bank in the transaction and Vorys, Sater, Seymour & Pease served as legal advisor. Donnelly Penman & Partners served as exclusive financial advisor to Middlefield Banc Corp. and Grady & Associates served as legal advisor.
The Middlefield Banking Company is the operating subsidiary of Middlefield Banc Corp. Headquartered in Middlefield, Ohio, the company has assets in excess of $325 million. The bank operates full service banking centers and a UVEST Financial Services® brokerage office serving Chardon, Garrettsville, Mantua, Middlefield, and Orwell, Ohio. A banking office is presently under construction in Newbury, Ohio, with an expected opening late in the fourth quarter of 2006 and a loan production office has been announced in Cortland, Ohio.
Middlefield Banc Corp. common stock is listed on the Pink Sheets under the trading symbol MBCN. Additional information about Middlefield is available on its website at http://www.middlefieldbank.com.

Middlefield Banc Corp. will file with the Securities and Exchange Commission a Registration Statement on Form S-4 concerning the merger transaction. The Registration Statement will include a combined (x) prospectus for the offer and sale of Middlefield Banc Corp. common stock to Emerald Bank’s stockholders as well as (y) a proxy statement of Emerald Bank for the solicitation of proxies from its stockholders for use at the meeting at which the merger transaction will be voted upon. The combined prospectus and proxy statement and other documents filed by Middlefield Banc Corp. with the SEC will contain important information about Middlefield Banc Corp., Emerald Bank, and the merger transaction. We urge investors and Emerald Bank stockholders to read carefully the combined prospectus and proxy statement and other documents filed with the SEC, including any amendments or supplements also filed with the SEC. Emerald Bank stockholders in particular should read the combined prospectus and proxy statement carefully before making a decision concerning the merger transaction. Investors and stockholders will be able to obtain a free copy of the combined prospectus and proxy statement – along with other filings containing information about Middlefield Banc Corp. – at the SEC’s website at www.sec.gov. Copies of the combined prospectus and proxy statement and Middlefield Banc Corp. documents incorporated by reference in the combined prospectus and proxy statement can also be obtained free of charge by request to Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062, Attention: Mr. Donald L. Stacy, Chief Financial Officer, telephone (440) 632-1666.
Middlefield Banc Corp., Emerald Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Emerald Bank stockholders to approve the merger transaction. Information about the directors and executive officers of Middlefield Banc Corp. is contained in the proxy statement for Middlefield Banc Corp.’s 2006 annual shareholders’ meeting, which proxy statement was filed with the SEC on April 3, 2006. You may obtain a free copy of the proxy statement at the SEC’s website or by request to Middlefield Banc Corp. as described above. Information about the directors and executive officers of Emerald Bank is contained in Emerald Bank’s March 23, 2006 proxy statement for its 2006 annual shareholders’ meeting and Emerald Bank’s Annual Report for the year ended December 31, 2005. You may obtain a free copy of Emerald Bank’s proxy statement and 2005 Annual Report by request to Emerald Bank, 6215 Perimeter Drive, Dublin, Ohio 43017, Attention: Mr. Glenn E. Aidt, President and Chief Executive Officer, telephone (614) 793-4631. Additional information having to do with the interests of Middlefield Banc Corp., Emerald Bank, their respective directors and executive officers, and other persons who may be deemed to be participants in the merger transaction may be obtained by reading the combined prospectus and proxy statement when it becomes available.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of section 10 of the Securities Act of 1933.
This press release contains forward-looking statements about Middlefield Banc Corp. and its subsidiaries. Forward-looking statements – as defined in the Private Securities Litigation Reform Act of 1995 – are necessarily subject to many risks and uncertainties that could cause Middlefield

Banc Corp.’s and Emerald Bank’s actual results to differ materially from expected results. Factors that could cause actual results to differ from expected results include changing economic and financial market conditions, competition, ability to execute Middlefield Banc Corp.’s and Emerald Bank’s business plans, and other factors described in Middlefield Banc Corp.’s filings with the SEC, including but not limited to the discussion in Middlefield Banc Corp.’s Form 10-K Annual Report for the Year Ended December 31, 2005 under the caption Risk Factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment solely as of the date hereof.